UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 25, 2021
ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value of $0.01	OKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 25, 2021, Terry K. Spencer, President and Chief Executive Officer of ONEOK, Inc. (the “Company” or “ONEOK”), informed the Company’s Board of Directors that he intends to retire, and resign from the board, effective September 30, 2021 (the “Retirement Date”). Also on May 25, 2021, the board appointed Pierce H. Norton II to succeed Mr. Spencer as President and Chief Executive Officer of the Company, and to join the Company’s board, effective June 28, 2021 (the “Effective Date”).

Mr. Spencer will step down as President and Chief Executive Officer of the Company as of the Effective Date. At such time, Mr. Spencer will become an advisor to the President and Chief Executive Officer until the Retirement Date, with no change in his current compensation arrangements. The treatment of his compensation upon his retirement will be consistent with prior Company disclosures regarding executive compensation. Mr. Spencer’s resignation from the board does not result from any disagreement with the board, including, but not limited to, any disagreement regarding the Company’s operations, policies, or practices.

Pierce H. Norton II, age 61, is currently president and chief executive officer of ONE Gas, Inc. (“ONE Gas”) and serves as a member of its board of directors. Mr. Norton has served in these capacities since the separation of ONE Gas from the Company in January 2014. Prior to the separation of ONE Gas, Mr. Norton previously worked for ONEOK for almost 10 years, having joined the Company in 2004. Immediately prior to the separation of ONE Gas, Mr. Norton served as executive vice president, commercial, of ONEOK and ONEOK Partners, L.P. (“ONEOK Partners”). He also served as executive vice president and chief operating officer of ONEOK and ONEOK Partners, responsible for the natural gas gathering and processing, natural gas pipelines, natural gas liquids, natural gas distribution and energy services business segments. Mr. Norton also held the position as president of ONEOK Distribution Companies – Oklahoma Natural Gas, Kansas Gas Service and Texas Gas Service. In light of Mr. Norton’s extensive executive managerial experience, his familiarity with the Company and his understanding of the natural gas and natural gas liquids businesses, the board concluded that Mr. Norton should be appointed to the Company’s Board of Directors.

An Alabama native, Mr. Norton earned a Bachelor of Science degree in mechanical engineering in 1982 from the University of Alabama in Tuscaloosa. He also is a graduate of Harvard Business School's Advanced Management Program.

The material terms of compensation arrangements for Mr. Norton will be reported when finalized and approved by the Company’s Board of Directors.

There are no arrangements or understandings between Mr. Norton and any other persons pursuant to which Mr. Norton was selected as a director. Mr. Norton has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On May 25, 2021, the Company issued a press release announcing the appointment of Mr. Norton as the President and Chief Executive Officer and as a Director, and the planned retirement of Mr. Spencer, as described above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit Number		Description

99.1		News release issued by ONEOK, Inc. dated May 25, 2021.
104		Cover page interactive data file (embedded within the Inline XBRL document and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	May 26, 2021	By:	/s/ Walter S. Hulse III
Walter S. Hulse III Chief Financial Officer, Treasurer and Executive Vice President, Strategy and Corporate Affairs

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